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                                                                 Exhibit (a)(4)

                         INTERACTIVE INTELLIGENCE, INC.

                            OFFER TO EXCHANGE OPTIONS

                 NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT

         I previously received a copy of the Offer to Exchange, the memorandum from Michael J. Tavlin, dated April 26, 2001 and an Election Form. I signed and returned the Election Form, in which I elected to accept Interactive Intelligence, Inc.'s ("Interactive Intelligence") offer to exchange (the "Offer") some of or all of my options. I now wish to change that election and reject Interactive Intelligence's Offer to exchange my options. I understand that by signing this Notice and delivering it to Jessica Egg by 9:00 P.M. Indianapolis Time on May 24, 2001, I will be able to withdraw my acceptance of the Offer and reject the Offer to exchange options instead. I have read and understand all the terms and conditions of the Offer to exchange options. I have read and understand the instructions attached to this Notice.

         I understand that in order to reject the Offer, I must sign, date and deliver this Notice via facsimile at (317) 715-8507 or hand delivery to Jessica Egg by 9:00 P.M. Indianapolis Time on May 24, 2001.

         I understand that by rejecting the Offer to exchange options, I will not receive any New Options pursuant to the Offer and I will keep the Old Options that I have. These options will continue to be governed by the 1999 Stock Option and Incentive Plan under which they were granted and by the existing option agreements between Interactive Intelligence and me.

         I understand that I may change this election, and once again accept the Offer to exchange options, by submitting a new Election Form to Jessica Egg via facsimile at (317) 715-8507 prior to 9:00 P.M. Indianapolis Time on May 24, 2001.

         I have signed this Notice and printed my name exactly as it appears on the Election Form.

         I do not accept the Offer to exchange any options.


----------------------------   -------------------------------------------------
EMPLOYEE SIGNATURE             NATIONAL INSURANCE/SOCIAL SECURITY/NATIONAL
                               ID/TAX FILE NUMBER


----------------------------   -----------------------------   -----------------
EMPLOYEE NAME (PLEASE PRINT)           E-MAIL ADDRESS                DATE


                       RETURN TO JESSICA EGG NO LATER THAN
   9:00 P.M. INDIANAPOLIS TIME ON MAY 24, 2001 VIA FACSIMILE AT (317) 715-8507

                  INTERACTIVE INTELLIGENCE WILL SEND AN E-MAIL
                   CONFIRMATION WITHIN 48 HOURS OF RECEIPT, OR
                         AS SOON THEREAFTER AS POSSIBLE

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. Delivery of Notice to Change Election From Accept to Reject.

         A properly completed and executed original of this Notice to Change Election From Accept to Reject (or a facsimile of it), and any other documents required by this Notice to Change Election From Accept to Reject, must be received by Jessica Egg either via hand delivery or via the facsimile number listed on the front cover of this Notice to Change Election From Accept to Reject on or before 9:00 P.M. Indianapolis Time on May 24, 2001 (the "Expiration Date").

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. YOU MAY HAND DELIVER YOUR NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT TO JESSICA EGG AT INTERACTIVE INTELLIGENCE, INC. (THE "COMPANY"), OR YOU MAY FAX IT TO HER AT THE NUMBER LISTED ON THE FRONT COVER OF THIS NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         Although by submitting a Notice to Change Election From Accept to Reject you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer until the expiration of the Offer. Tenders of options made through the Offer may be made at any time before the Expiration Date. If the Offer is extended by the Company beyond that time, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new signed and dated Election Form, or a facsimile of the Election Form, with the required information to the Company, while you still have the right to participate in the Offer. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

         IF YOU DO NOT WISH TO WITHDRAW ALL YOUR TENDERED OPTIONS FROM THE OFFER, YOU SHOULD NOT FILL OUT THIS NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT. IF YOU WISH TO CHANGE YOUR ELECTION WITH RESPECT ONLY TO PARTICULAR OPTIONS, YOU SHOULD SUBMIT A NEW ELECTION FORM INSTEAD. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in the Instructions to the Election Form before the Expiration Date or, if the Offer is extended, before the extended expiration of the Offer. On receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form or Notice to Change Election From Accept to Reject will be disregarded and will be considered replaced in full by the new Election Form.

         By signing this Notice to Change Election From Accept to Reject (or a facsimile of it), you waive any right to receive any notice of the withdrawal of the tender of your options, except as provided for in the Offer to Exchange.

         2. Signatures on This Notice to Change Election from Accept to Reject.

         If this Notice to Change Election From Accept to Reject is signed by the holder of the eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

         If this Notice to Change Election From Accept to Reject is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person so to act must be submitted with this Notice to Change Election From Accept to Reject.


                                       2

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         3. Other Information on This Notice to Change Election from Accept to
Reject.

         In addition to signing this Notice to Change Election From Accept to Reject, you must print your name and indicate the date on which you signed. You must also include a current e-mail address and your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

         4. Requests for Assistance or Additional Copies.

         Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange, the Election Form or this Notice to Change Election From Accept to Reject may be directed to Jessica Egg, at Interactive Intelligence, Inc. 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268, telephone number (317) 715-8507. Copies will be furnished promptly at the Company's expense.

         5. Irregularities.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all Notices to Change Election From Accept to Reject that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Change Election From Accept to Reject, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Change Election From Accept to Reject will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Change Election From Accept to Reject must be cured within the time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Change Election From Accept to Reject, and no person will incur any liability for failure to give any such notice.

         IMPORTANT: THE NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE THE EXPIRATION DATE.

         6. Additional Documents to Read.

         You should be sure to read the Offer to Exchange, all documents referenced therein, and the memorandum from Michael J. Tavlin dated April 26, 2001 before deciding to participate in the Offer.

         7. Important Tax Information.

         You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information. IF YOU LIVE OR WORK OUTSIDE THE UNITED STATES, WE URGE YOU TO CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE TAX AND SOCIAL INSURANCE CONSEQUENCES OF THE OFFER UNDER THE LAWS OF THE COUNTRY IN WHICH YOU LIVE AND WORK.



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